Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Get Educated International Proprietary Limited

December 31, 2016 and 2015

Get Educated International Proprietary Limited

Contents

Page

Report of Independent Certified Public Accountants	3–4

Consolidated Financial Statements

Consolidated Balance Sheets	5

Consolidated Statements of Comprehensive (Loss) Income	6

Consolidated Statements of Changes in Shareholders’ Equity	7

Consolidated Statements of Cash Flows	8

Notes to Consolidated Financial Statements	9–22

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Get Educated International Proprietary Limited

We have audited the accompanying consolidated financial statements of Get Educated International Proprietary Limited and subsidiaries (collectively, the “Company”), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive (loss) income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Get Educated International Proprietary Limited as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Arlington, Virginia
July 14, 2017

Get Educated International Proprietary Limited

Consolidated Balance Sheets

December 31,	2016	2015

Assets

Current Assets
Cash and cash equivalents	$4,242,224	$814,813
Accounts receivable, net	756,055	640,059
Prepaid expenses and other assets	51,011	31,549
Income taxes receivable	89,297	—
Amounts due from related parties	—	470,680

Total Current Assets	5,138,587	1,957,101

Property and Equipment, net	465,525	437,321
Capitalized technology and content development costs, net	538,089	151,584
Intangible assets	152,670	—
Deferred tax assets	156,490	131,228

Total Assets	$6,451,361	$2,677,234

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$1,375,223	$1,229,845
Accrued compensation and related benefits	2,052	53,165
Accrued expenses and other liabilities	1,073,986	226,152
Deferred revenue	2,758,668	664,920
Forward share repurchase obligations	—	287,586
Income taxes payable	—	129,368

Total Current Liabilities	5,209,929	2,591,036

Commitments and Contingencies

Shareholders’ Equity
Common stock, no par value — authorized, 10,000,000 shares; issued and outstanding, 714,000 and 810,060 shares	7	8
Treasury stock	(1,250,540)	(1,169,180)
Additional paid-in capital	1,312,954	—
Retained earnings	1,083,894	1,202,059
Accumulated other comprehensive income	95,117	53,311

Total Shareholders’ Equity	1,241,432	86,198

Total Liabilities and Shareholders’ Equity	$6,451,361	$2,677,234

The accompanying notes are an integral part of these consolidated financial statements.

Get Educated International Proprietary Limited

Consolidated Statements of Comprehensive (Loss) Income

Years ended December 31,	2016	2015

Revenue	$17,668,475	$9,635,771

Costs and Expenses
Curriculum and teaching cost	6,642,917	3,005,945
Servicing and support	949,450	533,856
Technology and content development	1,689,029	1,196,452
Program marketing and sales	4,427,481	1,553,225
General and administrative	3,445,921	2,469,906

Total Costs and Expenses	17,154,798	8,759,384

Income from Operations	513,677	876,387

Other Income (Expense)
Interest and other income	84,938	120,667
Foreign currency transaction losses and other expense	(539,256)	(3)

Income Before Income Taxes	59,359	997,051

Income tax expense	177,524	220,395

Net (Loss) Income	$(118,165)	$776,656

Foreign currency translation adjustments	41,806	53,311

Total Comprehensive (Loss) Income	$(76,359)	$829,967

The accompanying notes are an integral part of these consolidated financial statements.

Get Educated International Proprietary

Consolidated Statements of Shareholders’ Equity

						Accumulated
	Common Stock			Additional		Other	Total
	Shares		Treasury	Paid In	Retained	Comprehensive	Shareholders’
Years ended December 31, 2016 and 2015	Outstanding	Amount	Stock	Capital	Earnings	Income	Equity

Balance at January 1, 2015	888,701	$8	$(1,169,180)	$—	$425,403	$—	$(743,769)
Stock repurchase	(78,564)	—	—	—	—	—	—
Foreign currency translation adjustments	—	—	—	—	—	53,311	53,311
Net income	—	—	—	—	776,656	—	776,656
Balance at December 31, 2015	810,137	$8	$(1,169,180)	$—	$1,202,059	$53,311	$86,198
Stock repurchase	(138,137)	(1)	(81,360)	—	—	—	(81,361)
Issuance of shares	42,000	—	—	1,312,954	—	—	1,312,954
Foreign currency translation adjustments	—	—	—	—	—	41,806	41,806
Net loss	—	—	—	—	(118,165)	—	(118,165)
Balance at December 31, 2016	714,000	$7	$(1,250,540)	$1,312,954	$1,083,894	$95,117	$1,241,432

The accompanying notes are an integral part of these consolidated financial statements .

Get Educated International Proprietary Limited

Consolidated Statements of Cash Flows

Year ended December 31,	2016	2015

Cash Flows from Operating Activities
Net income	$(118,165)	$776,656
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	264,346	230,494
Deferred taxes	(6,838)	(115,757)
Loss on disposal of property and equipment	—	4,110
Unrealized foreign currency transaction losses	261,522	—
Changes in assets and liabilities:
Accounts receivable, net	(53,672)	(435,378)
Prepaid expenses and other assets	(15,630)	(328)
Accounts payable	(26,010)	673,058
Accrued compensation and related benefits	(53,967)	25,412
Accrued expenses and other liabilities	795,247	193,043
Deferred revenue	2,013,479	408,965
Income taxes receivable/payable	(220,367)	154,190

Net Cash Provided by Operating Activities	2,839,945	1,914,465

Cash Flows from Investing Activities
Capitalization of software costs	(139,284)	—
Capitalization of content development costs	(273,409)	(222,755)
Purchase of intangible assets	(152,670)	—
Purchase of property and equipment	(172,483)	(413,189)

Net Cash Used in Investing Activities	(737,846)	(635,944)

Cash Flows from Financing Activities
Proceeds from issuance of shares	1,312,954	—
Payment of share repurchase obligations	(303,612)	(405,284)
Repurchase of common shares	(81,361)	—
Receipt from (advances of) shareholder and related party loans	496,908	(194,780)

Net Cash Provided by (Used in) Financing Activities	1,424,889	(600,064)

Impact of foreign currency on cash flows	(99,577)	5,918

Increase in Cash and Cash Equivalents	3,427,411	684,375

Cash and Cash Equivalents, beginning of period	814,813	130,438

Cash and Cash Equivalents, end of period	$4,242,224	$814,813

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for income taxes	$387,553	$261,478

The accompanying notes are an integral part of these consolidated financial statements.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE A—ORGANIZATION AND NATURE OF OPERATIONS

Organization

These consolidated financial statements present the activities of Get Educated International Proprietary Limited (“Holdings”) and its wholly owned subsidiaries, Get Educated Proprietary Limited (“Get Educated”) and GetSmarter Online Limited (“GetSmarter”), collectively referred to as “the Company” hereafter.

Get Educated International Proprietary Limited is a privately held company which was incorporated on July 28, 2016 in accordance with the laws of the Republic of South Africa. Prior to August 12, 2016, the operations of the Company were conducted primarily through Get Educated, a privately held company incorporated in accordance with the laws of the Republic of South Africa in 2008, and Get Educated’s wholly owned subsidiary, GetSmarter, which was incorporated in the United Kingdom in 2015.

On August 12, 2016 the Company entered into a plan to restructure its operations, whereby the shareholders of Get Educated exchanged their shares for shares in Holdings, and as a result Holdings became the 100% shareholder of Get Educated. On the same date, Get Educated transferred its investment in GetSmarter to Holdings, whereby Holdings became the 100% direct shareholder in GetSmarter.

The transactions described above were treated as a combination of entities under common control. The accompanying consolidated financial statements and related notes include assets and liabilities of the Company at historical carrying values and the results of its operations and cash flows as if there were no change in reporting entity for all periods presented, or for the periods from its inception if formed after January 1, 2015.

Nature of Operations

The Company is a leader in collaborating with universities to offer premium online short courses to working professionals. The Company focuses on delivering high-quality, high-touch digital higher education from world class colleges and universities to unlock a student’s full potential.

The Company powers engaging online short courses in partnership with some of the world’s most renowned higher education institutions, including the University of Cambridge, Harvard University’s strategic online learning initiative, HarvardX, Massachusetts Institute of Technology (MIT), and Africa’s top three universities, University of Cape Town, University of the Witwatersrand and University of Stellenbosch Business School.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Consolidation and Basis of Presentation

These consolidated financial statements include all accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions are eliminated upon consolidation.

The accompanying consolidated financial statements are presented on the accrual basis of accounting, which presents the financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents. The Company places its cash in various financial institutions, all of which are located outside the United States of America. The Company has not experienced any losses in these accounts and believes that it is not exposed to any significant credit risk.

The Company is dependent on university partnerships for the delivery of online short courses. The Company has concentrated risk with a select numbers of partners with whom the Company delivered a majority of its revenue in each of 2015 and 2016. The Company is dependent on the continued relationship with these partners to provide branding, content, curriculum and certification, amongst other services, on a timely basis and on favorable pricing terms. The loss of certain principal university partnerships or a significant reduction in online short course availability from university partners could have a material adverse effect on the Company. The Company believes that its relationships with its university partners are satisfactory.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Accounts Receivable, Net

Trade accounts receivable are recorded at the invoiced amount, include billings in advance of revenues, and are presented net of an allowance for estimated refunds and doubtful accounts of approximately $335,000 and $160,000 at December 31, 2016 and 2015, respectively. Such amounts do not bear interest. In estimating the allowance for doubtful accounts, management considers the age of the accounts receivable, the Company’s historical write-offs, the amount of receivables in dispute, the credit worthiness of the customer, and current market conditions among other factors. The Company reviews its allowance for doubtful accounts periodically. All other balances are reviewed together by age category and customer class. Historically, the Company has not experienced significant losses related to accounts receivable and, therefore, believes that the credit risk related to accounts receivable is not significant. The Company does not have any off-balance-sheet credit exposure related to its customers.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents primarily held in financial institutions in the Republic of South Africa and the United Kingdom.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Repairs and maintenance are charged to expense as incurred and major improvements are capitalized. Depreciation and amortization are recognized utilizing the straight-line method over the following estimated lives:

Asset Description	Life
IT and audio visual equipment	3 years
Computer software	2 years
Leasehold improvements	Shorter of useful life or lease term
Motor vehicles	4 years
Furniture and fixtures	6 years

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Capitalized Technology and Content Development Costs

Technology and content development costs with finite lives are amortized using the method that best reflects how their economic benefits are utilized or, if a pattern or economic benefit cannot be reliably determined, on a straight-line basis over the estimated useful lives. Amortization periods for technology and content development costs are as follows:

Asset Description	Life

Computer software	3 years
Content development	4 years

Eligible internal-use software development costs are capitalized subsequent to the completion of the preliminary project stage. Such costs include external direct material and service costs, employee payroll, and payroll-related costs. After all substantial testing and deployment is completed and the software is ready for its intended use, capitalization ceases and internal-use software costs are amortized using the straight-line method over the estimated useful life of the software. Research and development costs related to the Company’s offerings that do not meet the necessary criteria for capitalization are expensed as incurred. Direct costs of materials and services utilized in developing the Company’s software offerings during 2016 and 2015 were approximately $141,000 and $0, respectively.

The Company works with each client’s faculty members to develop and maintain educational content that is delivered to students online. The online content developed jointly by the Company and its clients consists of subjects chosen and taught by clients’ faculty members and incorporates references and examples designed to remain relevant over extended periods of time. Much of the Company’s new content development uses proven delivery platforms and is therefore primarily subject-specific in nature. As a result, a significant portion of content development costs qualify for capitalization due to the focus of the Company’s development efforts on the unique subject matter of the content. The Company therefore capitalizes its development costs on a course-by-course basis.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Capitalized Technology and Content Development Costs—Continued

The content development costs that qualify for capitalization are third-party direct costs, such as videography, editing and other services associated with creating digital content. Additionally, the Company capitalizes internal payroll and payroll-related costs incurred to create and produce videos and other digital content. Capitalization ends when content has been fully developed, at which time amortization of the capitalized content development costs begins. The capitalized costs are recorded on a course-by-course basis and included in intangible assets on the consolidated balance sheets. These costs are amortized using the straight-line method over the estimated useful life of the respective capitalized content program, which is generally four years. The estimated useful life corresponds with the Company’s planned curriculum refresh rate. It is reasonably possible that developed content could be refreshed before the estimated useful lives are complete or be expensed immediately in the event that the development of a course is discontinued prior to launch.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future undiscounted net cash flows that the asset is expected to generate. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value. There were no impairment charges of long-lived assets recognized for the years ended December 31, 2016 and 2015.

Revenue Recognition

Revenue is recognized for sales of programs and courses over the period of performance of the curriculum. Revenue is recognized for provision of educational courses when the following four criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery of the course has occurred; (iii) the arrangement fee is fixed and determinable; and (iv) collectability is reasonably assured.

Deferred revenue results from advance cash receipts from customers or amounts billed in advance to customers from the sales of programs and courses. Such amounts are recognized as revenue over the term of the related curriculum.

Costs of sales are recognized proportionally over the period of performance of the program and course.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Costs and Expenses

Expenses are categorized on the statement of comprehensive income (loss) as follows:

•                  Servicing and support. Servicing and support expense consists primarily of cash and non-cash compensation costs related to program management and operations, as well as costs for technical support for our technology, together with student support.

•                  Technology and content development. Technology and content development expense consists primarily of cash and non-cash compensation and outsourced services costs related to the ongoing improvement and maintenance of our technology and internal infrastructure, and the developed content for our courses. Additionally, it includes the associated amortization expense related to capitalized technology and content development costs, as well as hosting and other costs associated with maintaining our technology in a cloud environment.

•                  Program marketing and sales. Program marketing and sales expense consists primarily of costs related to student acquisition. This includes the cost of online advertising and prospective student generation, as well as cash and non-cash compensation costs for our program marketing, search engine optimization, marketing analytics and course consultant personnel. We expense all costs related to program marketing and sales as they are incurred.

•                  General and administrative. General and administrative expense consists primarily of cash and non-cash compensation costs for employees in our executive, administrative, finance and accounting, legal, planning and human resources functions. Additional expenses include external legal, accounting and other professional fees, telecommunications charges and other corporate costs such as insurance and travel that are not related to another function.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period of enactment. A valuation allowance is provided for deferred tax assets whenever it is more likely than not that future tax benefits will not be realized.

The Company recognizes financial statement effects of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination by a taxing authority. Recognized tax positions are initially and subsequently measured as the largest amount of tax benefit that is more likely than not of being realized upon ultimate settlement with a taxing authority. The Company has chosen to treat interest and penalties related to uncertain tax liabilities as income tax expense. For the years ended December 31, 2016 and 2015, the Company did not recognize any interest expense related to uncertain positions.

Foreign Currency Translation

The functional currencies of the Company’s subsidiaries are the South African Rand and the United States Dollar. Assets and liabilities denominated in these foreign currencies are translated to the reporting currency using the exchange rate on the balance sheet dates. The translation adjustments resulting from this process are included as a component of shareholders’ equity in accumulated other comprehensive loss. Revenues and expenses are translated using average exchange rates prevailing during the year. Foreign currency transaction gains and losses are included in the determination of net income. Deferred tax assets (liabilities) are established on the cumulative translation adjustment attributable to unremitted foreign earnings that are not intended to be indefinitely reinvested.

Other Comprehensive Income (Loss)

The Company’s other comprehensive income (loss) represents the impact of foreign currency translation adjustments, and is included in the consolidated statements of comprehensive income.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Fair Value Measurements

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

Fair Value of Financial Instruments

Carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable approximate their fair value due to their short maturities or market rates of interest.

Advertising Expenses

Advertising costs are charged to operations when incurred. These costs are included in program marketing and sales expense on the consolidated statement of comprehensive income and totaled approximately $2,733,000 and $502,000 for the years ended December 31, 2016 and 2015, respectively.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE C—INTANGIBLE ASSETS AND CAPITALIZED TECHNOLOGY AND CONTENT DEVELOPMENT COSTS, NET

Capitalized technology and content development costs are amortized over the estimated periods the related asset will be recoverable. The following table details the Company’s capitalized technology and content development cost asset balances by major asset class as of December 31, 2016 and 2015:

		December 31, 2016
	Useful	Gross
	Life	Carrying	Accumulated	Net
	(Years)	Amount	Amortization	Balance
Indefinite lived intangible assets
Website domain name		$152,670	$—	$152,670

Capitalized technology and content development costs
Computer software	3	118,672	21,330	97,342
Content development	4	524,851	84,104	440,747

Total capitalized technology and content development costs		$643,523	$105,434	$538,089

		December 31, 2015
	Useful	Gross
	Life	Carrying	Accumulated	Net
	(Years)	Amount	Amortization	Balance
Content development	4	$183,024	$31,440	$151,584
Total capitalized technology and content development costs		$183,024	$31,440	$151,584

Amortization expense was approximately $66,000 and $38,000 for the years ended December 31, 2016 and 2015, respectively. The following is a schedule of amortization expense for future years as of December 31:

2017	$157,899
2018	162,831
2019	159,647
2020	57,712
Total	$538,089

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE D—PROPERTY AND EQUIPMENT, NET

As of December 31, property and equipment consisted of the following:

	2016	2015
IT and audio visual equipment	$536,266	$386,331
Computer software	101,438	89,810
Leasehold improvements	178,527	115,918
Motor vehicles	3,887	3,442
Furniture and fixtures	190,172	135,961
	1,010,290	731,462
Less accumulated depreciation	(544,765)	(294,141)
Total property and equipment	$465,525	$437,321

Depreciation expense for the years ended December 31, 2016 and 2015 was approximately $198,000 and $192,000, respectively.

NOTE E—SHAREHOLDERS’ EQUITY

Common Stock

Common stockholders are entitled to one vote on all matters brought before the stockholders for each share of Common Stock held. The common stockholders are entitled to receive dividends when and if declared by the Board of Directors. Upon dissolution or liquidation of the Company, common stockholders will be entitled to receive all assets of the Company available for distribution to stockholders. No dividends were declared during the years ended December 31, 2016 and 2015.

The Company previously entered into a share repurchase agreement with one of the Company’s investors in 2013. This agreement generally provided for the repurchase of 314,285 common shares over a 48 month period beginning on August 31, 2013. Per the terms of the agreement, the Company was to pay the shareholder in 48 equal monthly installments of approximately $17,000, along with an initial deposit of approximately $165,000 on August 31, 2013. This arrangement was accelerated in 2016, with the full amount of the shares being repurchased prior to December 31, 2016.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE F—COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office facilities in Cape Town, South Africa under an operating lease. The operating lease contain certain escalation clauses throughout the term of the lease, which results in deferred rent as the Company recognizes rent expense on a straight-line basis in accordance with US GAAP.

The following are the future minimum lease payments under the operating lease December 31:

2017	$201,096
2018	217,183
2019	132,412

$550,691

Rent expense was approximately $196,000 for each of the years ended December 31, 2016 and 2015, respectively.

Legal Proceedings

The Company is subject to various claims and legal actions arising in the ordinary course of business. In the opinion of management, it is not reasonably possible the ultimate disposition of these matters will have a material adverse effect on the Company’s financial position, cash flows, or results of operations.

State and Local Tax Reserves

During 2016, as a result of expansion of sales into the United States of America, the Company conducted an initial review of certain states to determine if services performed in that particular state are subject to a tax not previously paid by the Company any additional exposures may exist and determined that it was probable that some of its tax positions could be challenged. As a result, the Company estimated its potential assessment of certain income-based and non-income tax positions and related liability related to these matters. For the year ended December 31, 2016, the Company accrued a liability related to estimated income-based tax exposure of approximately $48,000, included as income tax expense, and non-income tax matters of approximately $283,000, included as general and administrative expense on the consolidated statements of comprehensive income for the year ended December 31, 2016. The related liability is included in accounts payable on the consolidated balance sheet as of December 31, 2016.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE G—INCOME TAXES

The Company incurs primarily all of its income tax expense in jurisdictions outside of the USA, in the Republic of South Africa and the United Kingdom. The components of income tax expense for the years ended December 31, were as follows:

	2016	2015
Current expense:
Foreign	$136,064	$335,917
USA state income tax	48,298	—
	184,362	335,917
Deferred benefit:
Foreign	(6,838)	(115,522)
Total income tax expense	$177,524	$220,395

Deferred income taxes reflect temporary differences in the recognition of revenues and expenses for income tax reporting and financial statement purposes. Deferred income taxes as of December 31, consist of the following:

	2016	2015
Assets:
Deferred revenue	$196,092	$180,374
Accounts payable	56,637	—
Accrued compensation and benefits	153,270	52,027
Provision for doubtful accounts	25,363	33,625
Gross deferred tax assets	431,362	266,026

Valuation allowance	(56,637)	—
Liabilities:
Intangible assets	145,601	42,443
Property and equipment	21,024	26,386
Prepaid expenses and other	51,610	65,969

Gross deferred tax liabilities	218,325	134,798
Net deferred tax asset	$156,490	$131,228

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE G—INCOME TAXES—Continued

The Company’s effective income tax rate is lower than what would be expected if the jurisdictional statutory rates were applied to income before income taxes primarily because of permanent differences and the valuation allowance established against certain deferred tax assets.

Changes to US GAAP are established by The Financial Accounting Standards Board (“FASB”) in the form of Accounting Standards Updates (“ASUs”). In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet rather than separately disclosing deferred taxes as current and noncurrent. This standard is effective for a private entity’s annual periods beginning after December 15, 2017, and can be early adopted and applied either prospectively or retrospectively to all periods presented upon adoption. The Company elected to early adopt the new guidance in the year ended December 31, 2016, and has applied the guidance to all periods presented.

As of December 31, 2016, the Company’s South African income tax returns for years 2010 through 2016 and the United Kingdom income tax returns for the year 2016 remain open under the statute of limitations and are subject to examination by the tax authorities.

NOTE H—RELATED PARTY TRANSACTIONS

Amounts due from related parties as of December 31, 2015 consisted of the following items:

•                  The Company had loans due from two officers of the Company totaling $324,096. The loans were unsecured, bear interest at the SARS official rate and had no fixed terms of repayment. The loans were repaid by the officers during the year ended December 31, 2016.

•                  As of December 31, 2015, the Company had loans due from two shareholders of the Company totaling $146,584. The loans were unsecured, bear interest at the SARS official rate and had no fixed terms of repayment. The loans were repaid by the shareholders during the year ended December 31, 2016.

Get Educated International Proprietary Limited

Notes to Consolidated Financial Statements—Continued

December 31, 2016 and 2015

NOTE I—SUBSEQUENT EVENTS

The Company evaluated its consolidated financial statements for subsequent events through July 14, 2017, the date the consolidated financial statements were available to be issued. The Company is not aware of any other subsequent events which would require recognition or disclosure in the consolidated financial statements as of December 31, 2016 with the exception of the following:

In May 2017, the Company announced they would be acquired by 2U, Inc., a publicly traded company headquartered in Lanham, MD. Pursuant to the Share Sale Agreement, 2U South Africa, a wholly-owned subsidiary of 2U, Inc., will acquire all of the outstanding equity interests of GetSmarter (the “Acquisition”) for approximately $103 million in cash (the “Purchase Price”), plus a potential earn out payment of up to $20 million, subject to the achievement of certain financial milestones in calendar years 2017 and 2018. Following the completion of the Acquisition, GetSmarter will be a wholly owned subsidiary of 2U South Africa. The Purchase Price is subject to certain purchase price adjustments for cash, indebtedness, transaction expenses and other matters. The Acquisition closed on July 1, 2017.